EXHIBIT 23(d)

December 20, 1994




To Whom It May Concern:

We hereby consent to the use of our opinion letter attached as Appendix C and to the reference to our firm under the heading "Opinion of American's Financial Advisor" in the Registration Statement filed by Valley National Bancorp, with the Securities and Exchange Commission in connection with the proposed merger of American Union Bank with and into Valley National Bank, Valley National Bancorp's wholly-owned subsidiary.


                                          Very truly yours,



                                          CAPITAL CONSULTANTS OF PRINCETON, INC.